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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 11, 2002

                           FRIEDE GOLDMAN HALTER, INC.
                            (AS DEBTOR IN POSSESSION)
             (Exact name of registrant as specified in its charter)

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
              Mississippi                              0-22595                              72-1362492
    (State or other jurisdiction of            (Commission File Number)        (I.R.S. Employer Identification No.)
    incorporation or organization)
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                          13085 Industrial Seaway Road
                           Gulfport, Mississippi 39503
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (228) 896-0029
                         (Registrant's telephone number,
                              including area code)
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Item 2.   Disposition of Assets

      On May 22, 2002, the Board of Directors of Friede Goldman Halter, Inc. (FGH: FGHLQ) announced that Friede Goldman Halter, Inc. (OTCBB: FGHLQ) has entered into a contract with Bollinger Shipyards, Inc. to sell the assets and activities of Halter Marine, Inc. for $48.0 million cash and other considerations. Halter is one of three business units presently operated by Friede Goldman Halter and is a leading builder of small to medium sized vessels. The agreement contemplates Bollinger acquiring all the operating assets and properties of Halter, including the assets at Halter Pascagoula, Halter Moss Point, Moss Point Marine, Halter Port Bienville Halter Lockport, Halter Gulfport East Central and Three Rivers. The acquisition is subject to approval by the United States Bankruptcy Court and the closing is expected to take place in late July or early August 2002.

       For additional information, reference is made to the Press Release dated May 22, 2002, a copy of which is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

         ( c )

         Exhibit 99.1      Press Release of Registrant dated May 22, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FRIEDE GOLDMAN HALTER, INC.

Date: June 11, 2002

                                       By: /s/ T. Jay Collins
                                          -------------------------------
                                          T. Jay Collins
                                          Chief Executive Officer

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                                  EXHIBIT INDEX

         Exhibit No.             Description
         -----------       -----------------------
         *99.1             Press Release of Registrant dated May 22, 2002


-------------------
* Filed herewith.

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